UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2005
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Portion of the Prospectus
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 19, 2005, Alon USA Energy, Inc., a Delaware corporation (the “Company”), announced that Avraham Meron resigned from the Company’s Board of Directors (the “Board”), effective December 18, 2005.
Effective December 18, 2005, the Board appointed Shaul Gliksberg as a director of the Company to fill the vacancy on the Board resulting from Mr. Meron’s resignation. There are no arrangements or understanding between Mr. Gliksberg and any other person pursuant to which he was elected as a director.
Mr. Gliksberg is Senior Vice President Finance and Chief Financial Officer of Africa Israel Investments Ltd., a publicly held Israeli limited liability company that is listed on the Tel Aviv Stock Exchange. Africa Israel Investments Ltd. owns all of the outstanding equity of Africa Israel Trade & Agencies Ltd., which holds approximately 26% of the outstanding equity of the Company’s controlling stockholder, Alon Israel Oil Company (“Alon Israel”). Mr. Gliksberg is also a director of Blue Square Israel, Ltd., a subsidiary of Alon Israel.
A description of the Company’s relationships and transactions with Alon Israel Investments Ltd., Africa Israel Trade & Agencies Ltd. and Alon Israel is incorporated by reference into this Item 5.02 and attached as Exhibit 99.1 hereto.
Attached as Exhibit 99.2 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on December 19, 2005, announcing the resignation of Mr. Meron and the election of Mr. Gliksberg.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits.

Exhibit
Number	Description

99.1	Portion of the prospectus contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-124797) dated July 27, 2005.
99.2	Press Release of the Company dated December 19, 2005.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

	By:	/s/ Harlin R. Dean

Harlin R. Dean Vice President, General Counsel and Secretary

Date: December 19, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Portion of the prospectus contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-124797) dated July 27, 2005.
99.2	Press Release of the Company dated December 19, 2005.